Exhibit 10.2

SERVICE AGREEMENT

THIS AGREEMENT made as of the 5th day of July 2021 (the “Effective Date”).

BETWEEN:

Slinger Bag Inc., a Nevada company

(the “Company”)

AND:

Paul McKeown, an individual residing in Canada

(the “Executive”)

A. Until the date hereof, the Executive was serving as the Company’s Chief Financial Officer.

B. The Executive now desires to cease his service as the Company’s Chief Financial Officer and, instead, become and serve as the Company’s Chief Business Integration Officer, which the Company accepts and desires.

C. Each of the Company and the Executive has agreed to the terms and conditions set forth in this Agreement, as evidenced by their respective execution hereof.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article 1

CONTRACT FOR SERVICES

1.1	Resignation and Engagement.

(a)	Resignation from the Company’s Chief Financial Officer and Engagement as the Company’s Chief Business Integration Officer. The Executive hereby (i) resigns from the position of the Company’s Chief Financial Officer, which the Company accepts, and (ii) is engaged as the Company’s Chief Business Integration Officer in accordance with the terms and provisions hereof.

(b)	Unless terminated earlier in accordance with the provisions hereof, this Agreement will commence on the Effective Date and will continue for a period of three (3) years therefrom (the “Term”).

(c)	The Executive agrees to faithfully, honestly and diligently serve the Company and to devote the time, attention efforts to further the business and legal interests of the Company and utilize his professional skills and care during the Term.

1

1.2	Duties: The Executive’s services hereunder will be provided on the basis of the following terms and conditions:

(a)	Reporting directly to the Chief Executive Officer of the Company, the Executive will serve as Chief Business Integration Officer;

(b)	The Executive will be responsible for setting and managing the Company’s business integration processes and actions (including but not limited to, working with the Company’s Chief Financial Officer and General Counsel in support of the Company’s financial reporting and SEC filing process).

(c)	The Executive will faithfully, honestly and diligently serve the Company and co-operate with the Company and utilize maximum professional skill and care to ensure that all services rendered hereunder are to the satisfaction of the Company, acting reasonably, and the Executive will provide any other services not specifically mentioned herein, but which by reason of the Executive’s capability, the Executive knows or ought to know to be necessary to ensure that the best interests of the Company are maintained.

(d)	The Executive will assume, obey, implement and execute such duties, directions, responsibilities, procedures, policies and lawful orders as may be determined or given from time to time by the Company.

(e)	The Executive will report the results of his duties hereunder to the Company as it may request from time to time.

Article 2

COMPENSATION

2.1 Remuneration.

(a) Executive shall be paid based on an hourly rate of U.S. $150 per hour up to a maximum of twelve thousand United States dollars per month unless otherwise agreed, in advance, by the Chief Executive Officer ($12,000 together with any increases thereto as hereinafter provided, the “Base Salary”). The executive will submit a detailed invoice documenting hours worked each month. The Base Salary shall be payable from the date hereof in accordance with the Company’s normal payroll procedures in effect from time to time. All monthly payments of Base Salary shall be paid within the first ten days of the following calendar month. The Base Salary may be increased by the Board from time to time during the Term, but shall be reviewed by the Board at least annually. Starting in the second year of this Agreement, Executive’s monthly base salary shall be increased in accordance withindustry standard compensation for senior executives, so long as the Company has the cash flow available to do so. At any time at which the Executive wishes to move to a full-time role, the Executive’s monthly base salary shall be increased in accordance with industry standard compensation for senior executives with similar experience and commensurate with other officers in the Company (taking into consideration the role & responsibility of individual position performed) .

2

(b) Executive’s previously received warrants to purchase 1,250,000 shares of common stock and one-time bonus of 1,500,000 shares of common stock of the Company promptly after the value of the Company’s outstanding stock equals $100 million dollars shall remain in full force and effect, provided that it is hereby agreed that, if the Executive so elects in writing, the Executive shall be permitted to receive warrants to purchase 1,500,000 shares of common stock at par value instead of 1,500,000 shares.

(c) In addition to the foregoing, the Company will grant the Executive additional compensation in the form of cash or shares in cases of extraordinary contribution by him to the benefit of the Company as the Board of Directors of the Company will decide.

(f) The Executive’s position with the Company requires a special degree of personal trust, and the Company is not able to supervise the number of working hours of the Executive. Therefore, the Executive will not be entitled to any additional remuneration whatsoever for his work with the exception of that specifically set out in this Agreement. The Executive has other business interests and, as such, shall be permitted to spend such time as the Executive deems necessary or expedient on such interests, so long as there is no adverse material impact on the Executive’s performance of his obligations hereunder.

2.2 Incentive Plans. The Executive will be entitled to participate in any bonus plan or incentive compensation plans (including, without limitation, equity or option plans, cash bonuses and/or a combination thereof) for its directors, officers or employees adopted by the Company. The Executive’s bonus payment level will be set at a minimum of 30 % of the annual gross base salary. It is agreed that any such plans will be retroactive to the Effective Date.

2.3 Expenses. The Executive will be reimbursed by the Company for all reasonable business expenses incurred by the Executive in connection with his duties. This includes, but is not limited to, payments of expenses incurred when traveling abroad and others. The Executive is granted permission to use his personal credit card and submit a report of such expenses to the Company for immediate re-imbursement (subject to CEO approval).

Insurance and Personal Liability limitations to Executive

3.1 Liability Insurance Indemnification. The Company will insure the Executive (including his heirs, executors and administrators) with coverage under a standard directors’ and officers’ liability insurance policy at the Company’s expense at the same time the Company so insures its other executives.

3.2 Personal Liability Indemnification. In addition to the above noted “D&O Insurance” coverage, the Company shall provide to the Executive a personal liability indemnification, in mutually agreed upon language. The purpose of such indemnification is to protect the Executive against personal liability arising from any or all claims, suits, actions, whatsoever associated with the execution of his duties to the company in good faith.

3

CONFIDENTIALITY AND NON-COMPETITION

4.1 Maintenance of Confidential Information.

(a) The Executive acknowledges that, in the course of performing his obligations hereunder, the Executive will, either directly or indirectly, have access to and be entrusted with confidential information (whether oral, written or by inspection) relating to the Company or its respective affiliates, associates or customers (the “Confidential Information”).

(a)	(b) The Executive acknowledges that the Company’s Confidential Information constitutes a proprietary right, which the Company is entitled to protect. Accordingly, the Executive covenants and agrees that, as long as he works for the Company, the Executive will keep in strict confidence the Company’s Confidential Information and will not, without prior written consent of the Company, disclose, use or otherwise disseminate the Company’s Confidential Information, directly or indirectly, to any third party.

(c)The Executive agrees that, upon termination of his services for the Company, he will immediately surrender to the Company all Company Confidential Information then in his possession or under his control.

4.2 Exceptions. The general prohibition contained in Section 4.1 against the unauthorized disclosure, use or dissemination of the Company’s Confidential Information will not apply in respect of any Company Confidential Information that:

(a) is available to the public generally;

(b) becomes part of the public domain through no fault of the Executive;

(c) is already in the lawful possession of the Executive at the time of receipt of the Company’s Confidential Information; or

(d) is compelled by applicable law or regulation to be disclosed, provided that the Executive gives the Company prompt written notice of such requirement prior to such disclosure and provides commercially reasonable assistance at the request and expense of the Company, in obtaining an order protecting the Company’s Confidential Information from public disclosure.

4

Termination

5.1 Termination of Employment. The Executive’s employment may be terminated only as follows:

(a)Termination by the Company

(i)	For Cause. The Company may terminate the Executive’s employment for Cause.

(ii)	Without Cause. The Company may terminate Executive’s employment at any time by giving Executive 90 days prior written Notice of the termination. In such case, 100% of the Executive’s unvested stock, warrant and option compensation of any nature will vest without any further action required on the part of the Executive or the Company and the Company will deliver to the order of the Executive promptly upon receipt of a written demand of the Executive such shares of common stock or options at its sole expense as become due to Executive hereunder. The Executive’s right to receive compensation whether in cash or securities shall survive any termination of this Agreement Without Cause.

(b)	(b) Termination by the Executive

(i)	For Good Reason. The Executive may terminate the Executive’s employment with the Company for Good Reason.

(ii)	Without Good Reason. The Executive may voluntarily terminate the Executive’s employment with the Company at any time by giving the Company 90 days prior written Notice of the termination.

(c) Termination Upon Death or Disability

(iii)	Death. The Executive’s employment shall terminate upon the Executive’s death.

(iv)	Disability. The Company may terminate the Executive’s employment upon the Executive’s Disability.

5

(c)	(d) For the purpose of this Article 5”Cause” means:

(i)	Breach of Agreement. Executive’s material breach of Executive’s obligations of this Agreement, not cured after 30 days’ Notice from the Company.

(ii)	Gross Negligence. Executive’s gross negligence in the performance of Executive’s duties.

(iii)	Crimes and Dishonesty. Executive’s conviction of or a plea of guilty to any crime involving, dishonesty, fraud or moral turpitude.

(iv)	In the event of termination of this agreement for Cause, the Company may terminate the Executive’s employment after 30 days’ Notice.

(d)	(e) For the purpose of this Article 5, “Good Reason” means:

(i)	Breach of Agreement. The Company’s material breach of this Agreement, which breach has not been cured by the Company within 30 days after receipt of written notice specifying, in reasonable detail, the nature of such breach or failure from Executive.

(ii)	Non-Payment. The failure of the Company to pay any amount due to Executive hereunder, which failure persists for 30 days after written notice of such failure has been received by the Company.

(iii)	Change of Responsibilities/Compensation. Any material reduction in Executive’s title or a material reduction in Executive’s duties or responsibilities or any material adverse change in Executive’s Base Salary or any material adverse change in Executive’s benefits.

(iv)	Change of Location. Any relocation of the premises at which Executive works to a location more than 20 kilometers from such location, without Executive’s consent.

(e)	(f) It is agreed that in the event of termination of this agreement if the Company decides that the Executive’s services are not needed during the termination period, the Company will continue to be responsible for paying cash and equity compensation as defined in Article 2 of this Agreement for the entire termination period. Neither the Company, nor the Executive will be entitled to any notice, or payment in excess of that specified in this Article 5

(g) Upon the termination (whether for cause, disability, death, without cause, or by way of change of control), the Company shall pay to Executive on the date required under applicable law: (i) any accrued but unpaid Base Salary for services rendered as of the date of termination, (ii) (if applicable) any accrued but unpaid vacation pay, and (iii) the business expenses reasonably incurred by the Executive up to the date of termination or resignation and properly reimbursable, in each case less any applicable deductions or withholdings required by law.

6

Section 5.2 Termination for Cause, Disability or Death

In the event that this Agreement and the Executive’s employment with the Company is terminated for Cause, the Company shall provide the Executive written notice thereof and Executive shall be entitled only to the amounts specified in Section 5.1 plus all vested common shares and, if applicable options and warrants.

Section 5.3 Termination without Cause

In the event this Agreement and the Executive’s employment with the Company is terminated by the Company without Cause (other than for death or Disability or in connection with a change of control), then in addition to the amounts specified in Section 5.1 and subject to the Executive’s execution and non-revocation of a separation agreement containing a general release and waiver of liability against the Company and anyone connected with it in form acceptable to the Company, the Executive shall be entitled to receive, and the Company shall pay the Executive, one (1) years’ Base Salary plus any unpaid salary & or bonuses, (less statutory deductions and withholdings), plus any outstanding expenses the Executive incurred on his personal credit card in a single lump sum, paid in full within 30 days of termination. Further, Executive shall be entitled to all vested common shares and, if applicable, options and warrants with vesting continuing for 12 months following termination as applicable.

Mutual Representations

6.1 The Executive represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof

(a) will not constitute a default under or conflict with any agreement or other instrument to which he is a party or by which he is bound; and

(b) do not require the consent of any person or entity.

6.2 The Company represents and warrants to the Executive that this Agreement has been duly authorized, executed and delivered by the Company and that the fulfillment of the terms hereof

(f)	(a) will not constitute a default under or conflict with any agreement of other instrument to which it is a party or by which it is bound; and

(g)	(b) do not require the consent of any person of entity.

6.3 Each party hereto warrants and represents to the other that this Agreement constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless if enforcement is sought in proceeding in equity or at law).

7

Notices

7.1 Notices. All notices required or allowed to be given under this Agreement must be made either personally by delivery to or by facsimile transmission to the address as hereinafter set forth or to such other address as may be designated from time to time by such party in writing:

(h)	(a) in the case of the Company, to:

Slinger Bag Inc.

To be provided under separate cover within three days after the date hereof; in the event that Executive does not receive notice of address within such period, then Executive shall be entitled to send any notice to any email address of the Company known to Executive and the sending of any such notice shall constitute receipt of notice whether the Company receives such notice or not.

(b) and in the case of the Executive, to the Executive’s last residence address known to the Company or the executives personal email address held by the company.

6.2 Change of Address. Any party may, from time to time, change its address for service hereunder by written notice to the other party in the manner aforesaid.

GENERAL

8.1 Further Assurances. Each party hereto will promptly and duly execute and deliver to the other party such further documents and assurances and take such further action as such other party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created hereby.

8.2 Waiver. No provision hereof will be deemed waived and no breach excused, unless such waiver or consent excusing the breach is made in writing and signed by the party to be charged with such waiver or consent. A waiver by a party of any provision of this Agreement will not be construed as a waiver of a further breach of the same provision.

8.3 Amendments in Writing. No amendment, modification or rescission of this Agreement will be effective unless set forth in writing and signed by the parties hereto.

8

8.4 Assignment. Except as herein expressly provided, the respective rights and obligations of the Executive and the Company under this Agreement will not be assignable by either party without the written consent of the other party and will, subject to the foregoing, inure to the benefit of and be binding upon the Executive and the Company and their permitted successors or assigns. Nothing herein expressed or implied is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement. For the avoidance of doubt, it is agreed that in the event that the Company participates in a merger, acquisition, restructuring, reorganization or other transaction in which the Company is merged into, sold to or otherwise becomes part of or owned by another company or entity, this Agreement will remain in force and be binding on any such successor, surviving or acquiring company or entity.

8.5 The Company acknowledges and agrees that the Executive may submit to the Company invoices from a company that employs him in lieu of invoices on his name. The Executive confirms that any such invoice will replace his own invoice and he agrees that his fees will be paid by the Company to third parties provided that it is done as per his instructions to the Company.

8.6 Severability. In the event that any provision contained in this Agreement is declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, such provision will be deemed not to affect or impair the validity or enforceability of any other provision of this Agreement, which will continue to have full force and effect.

8.7 Headings. The headings in this Agreement are inserted for convenience of reference only and will not affect the construction or interpretation of this Agreement.

8.8 Number and Gender. Wherever the singular or masculine or neuter is used in this Agreement, the same will be construed as meaning the plural or feminine or a body politic or corporate and vice versa where the context so requires.

8.9 Time. Time is of the essence in this Agreement.

8.10 Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of New York without reference to its conflicts of laws principles or the conflicts of laws principles of any other jurisdiction, and each of the parties hereto expressly attorns to the jurisdiction of the courts of the State of New York The sole and exclusive place of jurisdiction in any matter arising out of or in connection with this Agreement will be the applicable New York state or federal court.

8.11 This Agreement (including all Annexes thereto) constitutes the entire agreement between the Parties with respect to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to this matter.

9

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first above written.

Slinger Bag Inc.

Title:	Chief Executive Officer

Agreed and accepted:

Paul McKeown

10